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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 30, 2003

                             Computer Horizons Corp.
             (Exact name of registrant as specified in its charter)


New York                                0-7282               13-2638902
(State or other jurisdiction            (Commission          IRS Employer
of incorporation or organization)       File Number)         Identification No.)

                            49 Old Bloomfield Avenue
                      Mountain Lakes, New Jersey 07046-1495
                    (Address of principal executive offices)

Registrant's telephone number, including area code: (973) 299-4000

          (Former name or former address, if changed since last report)





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ITEM 5 - OTHER EVENTS AND REQUIRED FD DISCLOSURE


         1. On June 30, 2003, the Board of Directors of Computer Horizons Corp. (the "Company") approved the addition of Article I, Section 3A set forth below as an amendment to the Company's By-Laws:


"Section 3.A. SPECIAL MEETING PROCEDURES. Any request for a special meeting of shareholders that is made by a shareholder or shareholders pursuant to Section 3 of this Article I shall be sent by registered mail addressed to the president or secretary of the corporation at its principal office. The date of the meeting to be specified in any such request shall not be fewer than seventy-five (75) nor more than ninety (90) days after the date on which such request is actually received, and the place for the meeting to be specified in any such request shall be within a 30-mile radius of the principal office of the corporation. Any such request purporting to schedule an earlier date shall be deemed a request to hold the meeting on the seventy-fifth (75th) day after receipt. Any such request shall be or become ineffective, and any meeting called or noticed pursuant thereto shall be cancelled, if such request or any solicitation therefor is not made in compliance with applicable law, or if the shareholder or shareholders that sign such request is not or are not the holder or holders of the beneficial interest of 10% or more of the corporation's issued and outstanding shares on each of the following dates: the date such request is mailed, the record date for the meeting (which shall be fixed by the board of directors within five business days after the receipt of such request), and the date of the meeting."



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereto duly authorized.

Dated:   June 30, 2003


                                     COMPUTER HORIZONS CORP.



                                     By: /s/ WILLIAM J. MURPHY
                                         --------------------------------------
                                         William J. Murphy
                                         Chief Executive Officer and President



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